EXHIBIT 4.2


                 FIRST AMENDMENT TO CREDIT AGREEMENT



          FIRST AMENDMENT TO CREDIT AGREEMENT (this
   "Amendment"), dated as of January 3, 1995, among SEALED AIR CORPORATION, a Delaware corporation (the "Company"), SEALED AIR B.V., a corporation organized and existing under the laws of the Netherlands, SEALED AIR LIMITED, a corporation organized and existing under the laws of England, SEALED AIR (HOLDINGS) NZ LIMITED, a corporation organized and existing under the laws of New Zealand (each a "Subsidiary Borrower" and together with the Company, the "Borrowers", and each a "Borrower"), BANKERS TRUST COMPANY, as Agent (the "Agent") and the lenders party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                        W I T N E S S E T H :


          WHEREAS, the Borrowers, various lenders (the
   "Banks") and the Agent are parties to a Credit Agreement, dated as of June 8, 1994 (as modified through the date hereof, the "Credit Agreement");

          WHEREAS, the Company has signed a letter of intent to purchase all of the capital stock of Trigon Industries Limited ("Trigon"), a corporation organized and existing under the law of New Zealand, for an aggregate consideration of up to NZ $100,000,000 (the "Trigon Acquisition");

          WHEREAS, the Company has formed Sealed Air
   (Holdings) NZ Limited, a Wholly-Owned Subsidiary of the
   Company organized and existing under the laws of New Zealand
   ("Sealed Air New Zealand") to consummate, in part, the Trigon
   Acquisition;

          WHEREAS, as part of the Trigon Acquisition, the Company and certain of its other Wholly-owned Subsidiaries may purchase certain assets of Trigon and its Subsidiaries;

          WHEREAS, the Banks have consented to the Trigon
   Acquisition pursuant to the Consent to Credit Agreement, dated as of December 7, 1994, among the Borrowers, the Banks and the Agent (the " Trigon Consent");

          WHEREAS, as part of the consideration for the Trigon Acquisition is common stock of the Company, the Company has agreed to (i) guarantee to the sellers of Trigon (the "Sellers") a floor price of the Company's common stock and (ii) repurchase those shares of common stock of the Company delivered to the Sellers as part of the consideration for the Trigon Acquisition in the event that a registration statement for such shares of common stock shall not have been declared effective by the SEC (collectively, the "Common Stock Price Guaranty");

          WHEREAS, the Company has requested that the Banks approve a temporary increase in the sub-limit for the issuance of Letters of Credit to allow the Company to issue a Letter of Credit to the Sellers to support the Common Stock
   Guaranty; and

          WHEREAS, in connection with the foregoing, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. On and as of the First Amendment Effective Date (as hereinafter defined) and immediately after giving effect thereto, Section 2.01(c) of the Credit Agreement is hereby amended by deleting the first clause (x) appearing therein and inserting in lieu thereof the following new clause (x):

          "(x) $20,000,000, provided, that for the period from the First Amendment Effective Date to and including the one year anniversary of such date, the foregoing amount may be increased to $50,000,000 so long as during such period any amount in excess of $20,000,000 is used, in lieu of a pledge of existing assets of Trigon, solely to support the Common Stock Price Guaranty or".

          2. On and as of the First Amendment Effective Date and immediately after giving effect thereto, Section 10.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

          "Common Stock Price Guaranty" shall have the meaning provided in the recitals to the First Amendment.

          "First Amendment Effective Date" shall have the meaning provided in the First Amendment.

          "First Amendment" shall mean the First Amendment to this Agreement, dated as of January 3, 1995, among the Borrowers, the Banks and the Agent.

          "Trigon" shall have the meaning provided in the recitals to the First Amendment.

          3. In order to induce the Banks to enter into this Amendment, each of the Borrowers hereby represents and warrants on the First Amendment Effective Date, both before and after giving effect to this Amendment, that (a) no Default or Event of Default exists and (b) all of the repre-

   sentations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as though made on the First Amendment
   Effective Date.

          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other
   Credit Document.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate
   counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          6.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS
   OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE
   WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          7. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the
   Borrowers, the Agent and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts)
   and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

          8. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement, shall be deemed to be references to the Credit Agreement as modified hereby.



        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              SEALED AIR CORPORATION



                              By__________________________
                                Title:


                              SEALED AIR B.V.



                              By__________________________
                                Title:


                              SEALED AIR LIMITED



                              By__________________________
                                Title:


                              SEALED AIR (HOLDINGS) (NZ)
                                LIMITED



                              By__________________________
                                Title:


                              BANKERS TRUST COMPANY,
                                Individually and as Agent



                              By__________________________
                                   Title:
                              ABN AMRO BANK N.V. NEW YORK
                                BRANCH



                              By__________________________
                                Title:


                              By__________________________
                                Title:


                              THE BANK OF NOVA SCOTIA



                              By__________________________
                                Title:


                              COMPAGNIE FINANCIERE DE CIC ET
                                DE L'UNION EUROPEENE



                              By__________________________
                                Title:



                              By__________________________
                                Title:


                              NATIONSBANK OF NORTH
                                CAROLINA, N.A.



                              By__________________________
                                Title:
                                UNITED JERSEY BANK



                              By__________________________
                                Title:


                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By__________________________
                                Title:



                                 By_________________________

                                   Title:


                              CREDIT LYONNAIS, NEW YORK
                                BRANCH



                              By__________________________
                                Title:


                              CORESTATES BANK, N.A.



                              By__________________________
                                Title:


                              THE FIRST NATIONAL BANK OF
                                BOSTON



                              By___________________________
                                Title:
                              FLEET BANK N.A.



                              By___________________________
                                Title:


                              THE NORTHERN TRUST COMPANY



                              By____________________________
                                Title:


                              TORONTO DOMINION (NEW YORK), INC.




                              By____________________________
                                Title: